Major Medical Institution Turns to OnPoint Medical Diagnostics for MRI Quality Assurance

Cloud-based Solution Designed to Keep MRI Scanners at Peak Performance

Minneapolis, MN – (July 23, 2012) OnPoint Medical Diagnostics (OTCQB:ONMD) announces an agreement with Mayo Clinic Health System, a family of clinics, hospitals and health care facilities serving over 70 communities in Iowa, Georgia, Wisconsin and Minnesota, to provide cloud-based technologies to standardize and automate the health provider’s Magnetic Resonance Imaging (MRI) quality assurance process.

OnPoint’s software technology is an automated solution that eliminates the paper process of having the technologist – the medical professional running the scanner – manually review quality control images and record scanner performance results into a logbook. Efficient electronic image review and documentation of findings with the OnPoint system not only gives the technologist more time with patients, but it ensures the data collected is objective and consistent for stringent quality control.

Being deployed in the cloud provides centralized oversight of Mayo’s geographically diverse MRI scanner fleet. The application also provides automated notification of image quality failures at all of these sites thereby eliminating the need for onsite supervision and maintenance of the quality control program by technical and administrative support staff. This tool is an essential first step in ensuring that Mayo’s MRI scanners are producing the highest quality images throughout its health care system.

“Mayo Clinic Health System is synonymous with quality,” states William Cavanaugh, CEO of OnPoint. “Throughout its history, Mayo Clinic has embraced change, new ideas and new ways of working, to provide the highest quality care available in the most efficient means possible. As an embodiment of their model of care, we are extremely pleased they have chosen OnPoint to most effectively and efficiently ensure their scanners are optimized for patient care, every day.”

The OnPoint system includes a web-enabled image viewer, real-time dashboards, analytics and trending that are fully deployed in the cloud providing access to any authorized user with a web browser. The quality assurance program exceeds the gold standard of accreditation from the American College of Radiology.

OnPoint’s MRI quality assurance software is based on technology licensed from Mayo Clinic and is available on a month-to-month basis or as an annual subscription. For more information, visit www.onpointmd.com.

About OnPoint Medical Diagnostics

OnPoint is dedicated to leveraging technology and intelligent systems to assist the global healthcare industry in delivering the highest quality medical images possible – safely, consistently and efficiently. OnPoint's enterprise quality assurance solution is deployed in the cloud and delivered in a SaaS framework, which provides anytime, anywhere access to the technology. The company's flagship product for MRI is focused on automating the quality control measures required for accreditation by the American College of Radiology, with real-time dashboards, analytics and trending to make sure scanners are providing the best possible images of patients. For more information, visit www.onpointmd.com.

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Media Contact

Brian Diaz

(612) 568-4205

press@onpointmd.com

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